EXHIBIT B

Consent of Independent Auditors

The Board of Directors

Nordic Investment Bank

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Schedule B) and related Prospectus of Nordic Investment Bank for the registration of debt securities and/or warrants and to the incorporation by reference therein of our reports dated March 6, 2015, March 4, 2016 and March 10, 2017 with respect to the financial statements of Nordic Investment Bank for the years ended December 31, 2014, 2015 and 2016, which reports appear as exhibits to Nordic Investment Bank’s Annual Reports on Form 18-K/A for the years ended December 31, 2013, 2014 and 2015, filed with the Securities and Exchange Commission, and are incorporated by reference in Nordic Investment Bank’s Annual Reports on Form 18-K for the years ended December 31, 2014, 2015 and 2016, filed with the Securities and Exchange Commission.

/s/ Marcus Tötterman	/s/ Anders Tagde
Marcus Tötterman	Anders Tagde
Authorized Public Accountant	Authorized Public Accountant

KPMG Oy Ab	KPMG AB
Helsinki, Finland	Stockholm, Sweden

May 11, 2017